Exhibit 99.1

DeVry Brasil Acquires Ibmec Group

DeVry Group continues to build on its global diversification strategy

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--December 15, 2015--DeVry Education Group (NYSE: DV), a global provider of educational services, today announced that DeVry Brasil has acquired 96.4 percent of Grupo Ibmec Educacional S.A. (Ibmec), for a proportional enterprise value of R$699 million, subject to closing adjustments. Ibmec operates campuses located in Rio de Janeiro, Brasilia and Belo Horizonte, and in Campinas, where it operates under the name Metrocamp. A nationally recognized educational institution, Ibmec has been widely-known for its academic excellence for more than 40 years, and it currently serves nearly 15,000 undergraduate and graduate students onsite and online throughout Brazil.

“We are looking beyond the current market disruptions and focusing on the long-term opportunities in higher education in Brazil. We are making this acquisition now because there are so few opportunities to acquire an institution of Ibmec’s caliber,” said Daniel Hamburger, president and CEO of DeVry Education Group. “Ibmec is an excellent strategic fit that will increase our presence in Brazil’s largest region. We see strong growth opportunities including distributing Ibmec’s high-end programs through the DeVry Brasil network.”

Ibmec is unique among private sector colleges in Brazil, with a strong brand, supported by highly-ranked programs. Ibmec offers programs in business, law, and engineering taught by highly recognized faculty in premier locations with access to major employers in Brazil.

Ibmec enhances DeVry Brasil’s position as a leading, high-quality private-sector education provider. Expansion plans include distributing Ibmec’s high-end programs through the DeVry Brasil network, expansion to new campuses and growing corporate education.

Total revenue in 2015 is projected to be R$235 million. Ibmec has a relatively low exposure to the FIES student loan program, which currently represents approximately 11 percent of Ibmec’s total revenue. Through the implementation of its proven acquisition integration playbook, DeVry Group expects to further improve performance. The acquisition is expected to be accretive to DeVry Group’s adjusted earnings in fiscal 2016 and beyond.

Both students and faculty of Ibmec will benefit from the exchange of academic best practices with other DeVry Group institutions, investments in infrastructure and technology, access to virtual libraries and research databases, subsidized English-language courses and exchange programs, and the ability to collaborate with other members of the large community of faculty and students at DeVry Brasil institutions.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance and law. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this press release, including those that affect DeVry Group’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry’s actual results to differ materially from those projected or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ can be found in DeVry Group’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and in DeVry Group’s Form 10-Q for the fiscal quarter ended September 30, 2015. These forward-looking statements are based on information as of December 15, 2015, and DeVry Group assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter, 630-353-3800
jwalter@devrygroup.com
or
Media Contact:
Ernie Gibble, 630-353-9920
egibble@devrygroup.com